UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report: April 16, 2003

(Date of earliest event reported)

THE GENLYTE GROUP INCORPORATED

(Exact name of registrant as specified in its charter)

Delaware

(State or other jurisdiction of incorporation)

0-16960	22-2584333
(Commission File Number)	(IRS Employer Identification No.)

10350 Ormsby Park Place, Suite 601, Louisville, KY    40223

(Address of principal executive offices)                            (Zip Code)

(502) 420-9500

(Registrant’s telephone number, including area code)

ITEM 5.  Other Events.

On April 14, 2003 The Creditor's Trust filed a Notice of Appeal to the United States Court of Appeals for the Second Circuit from the final judgment entered on March 17, 2003 dismissing the Keene case adversary proceeding; the Notice also claims to bring up for review all orders, opinions and decisions previously entered in the action.

ITEM 7.  Financial Statements and Exhibits.

(c)            Exhibits:

99.1                                             Company news release titled “Genlyte Announces First Quarter Earnings of $.65 Per Share, Up 1.6%.”

99.2                                             Supplemental Data for the Quarter Ended March 29, 2003

ITEM 9.  Regulation FD Disclosure and Disclosure of Results of Operations and Financial Condition (Item 12).

The following information is being furnished under Items 9 and 12 of Form 8-K: On April 16, 2003, The Genlyte Group Incorporated issued the news release attached hereto as Exhibit 99.1 titled “Genlyte Announces First Quarter Earnings of $.65 Per Share, Up 1.6%.”

In addition, Pursuant to Regulation FD, and in an effort to communicate The Genlyte Group Incorporated (the “Company”) financial results for the quarter ended March 29, 2003 in more detail than reported in the Company’s earnings news release, the Company is furnishing under Item 9 a preliminary release of its financial statements without footnotes.  These preliminary financial statements are subject to change.  The Company will file a comprehensive Form 10-Q within the required filing due date, to include final financial statements and footnote disclosures.  Readers of the financial statements included herein are cautioned that these financial statements without the footnotes are not to be considered comprehensive or complete.  Readers should refer to the Company’s Form 10-K for the year ended December 31, 2002, and are advised that more comprehensive financial information will be filed with the Company’s Form 10-Q on or before May 13, 2003.

The information in this current report (including the exhibits) is furnished pursuant to Items 9 and 12 and shall not be deemed to be “filed” for the purposes of Section 18 of the Securities Exchange Act of 1934 or otherwise subject to the liabilities of that section.  This report will not be deemed an admission as to the materiality of any information in the report that is required to be disclosed solely by Regulation FD.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, The Genlyte Group Incorporated has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

THE GENLYTE GROUP INCORPORATED

	By:	/s/ William G. Ferko
Name: William G. Ferko
Title: Vice President, Chief Financial Officer & Treasurer

Date: April 16, 2003

EXHIBIT INDEX

Exhibit Number	Description

99.1	Company news release titled “Genlyte Announces First Quarter Earnings of $.65 Per Share, Up 1.6%.”

99.2	Supplemental Data for the Quarter Ended March 29, 2003